Exhibit 99.2

Execution Copy

ASSET PURCHASE AGREEMENT

by and among

PERKINELMER SINGAPORE PTE LTD,

J.N. MACRI TECHNOLOGIES LLC

AND

JAMES N. MACRI

Dated as of July 27, 2006

Execution Copy

TABLE OF CONTENTS

1.	Purchase and Sale of the Assets		1

	1.1.	Description of Assets	1

	1.2.	Excluded Assets	2

	1.3.	Purchase Price	2

	1.4.	Assumption of Certain Liabilities	2

	1.5.	Retained Liabilities	2

	1.6.	Allocation of Purchase Price	3

2.	Closing		3

	2.1.	Closing	3

	2.2.	Closing Obligations	4

	2.3	Completion of Transactions	4

	2.4	Satisfaction of Obligations	4

3.	Representations and Warranties of Macri and the Company		4

	3.1.	Due Organization	5

	3.2.	Authorization	5

	3.3.	No Conflicts; Approvals	6

	3.4.	Contracts	6

	3.5.	Undisclosed Liabilities and Obligations	7

	3.6.	Title to and Nature of Assets	7

	3.7.	Financial Statements	8

	3.8.	Litigation	8

	3.9.	Taxes	8

	3.10.	Conformity with Law	9

	3.11.	Affiliated Transactions.	9

	3.12.	Employees	10

	3.13.	Intellectual Property	10

4.	Representations of the Buyer		11

	4.1.	Due Organization	12

	4.2.	Authorization	12

	4.3.	No Conflicts; Approvals	12

5.	Conditions Precedent to Obligations of the Company and Macri		13

	5.1.	Representations and Warranties; Performance of Obligations	13

	5.2.	Proceedings Satisfactory	13

	5.3.	No Litigation	13

	5.4.	Stock Purchase	13

	5.5.	Release and Covenant Not to Sue	13

6.	Conditions Precedent to Obligations of the Buyer		13

	6.1.	Representations and Warranties; Performance of Obligations	14

	6.2.	Proceedings Satisfactory	14

	6.3.	Affiliate Transactions	14

	6.4.	No Litigation	14

	6.5.	Ancillary Documents	14

	6.6.	Consents and Approvals	14

	6.7.	Stock Purchase	15

7.	Additional Covenants		15

	7.1.	Further Assurances	15

	7.2.	Books and Records	15

	7.3.	Maintenance of Company Existence	15

	7.4.	Public Announcements	16

	7.5.	Assignment of Kodak Agreement	16

8.	Indemnification		16

	8.1.	Survival of Representations and Warranties	16

	8.2.	General Indemnification by the Company and Macri	17

	8.3.	Indemnification by the Buyer	17

	8.4.	Notification of Claims	18

	8.5.	Limitations on the Company’s and Macri’s Indemnification Obligations	19

	8.6.	Limitations on Buyer’s Indemnification Obligations	20

9.	General		20

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9.1.	Cooperation	20

9.2.	Successors and Assigns	21

9.3.	Entire Agreement; Amendment	21

9.4.	Expenses	21

9.5.	Notices	21

9.6.	Exercise of Rights and Remedies	22

9.7.	Exhibits and Schedules	22

9.8.	Headings	22

9.9.	Severability	22

9.10.	Counterparts	23

9.11.	Jurisdiction	23

9.12.	Service of Process	23

9.13.	Governing Law	24

EXHIBITS AND SCHEDULES

Exhibit A	Form of Bill of Sale
Exhibit B	Form of Patent Assignment
Exhibit C	Form of Assignment and Assumption Agreement
Exhibit D	Opinion of Company’s Counsel
Exhibit E	Buyer’s Release and Covenant Not to Sue

Schedule 3	Disclosure Letter

- iii -

Execution Copy

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of July 27, 2006, by and among PerkinElmer Singapore Pte Ltd, an entity incorporated in the Republic of Singapore (the “Buyer”), J.N. Macri Technologies LLC, a New York limited liability company (the “Company”), and James N. Macri, the sole member of the Company (“Macri”).

RECITALS:

WHEREAS, the Company has ownership rights in patents, patent applications and patent license agreements related to testing on blood, amniotic fluid samples and urine of pregnant women for the purpose of determining prenatal health risks of a fetus for Downs Syndrome, Trisomies, Aneuploidies and Neural Tube Defects (the “Business”); and

WHEREAS, the Company wishes to sell to the Buyer, and the Buyer wishes to purchase from the Company, the Assets (as defined below) for the consideration and on the terms described herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual covenants, contained herein, the parties hereto hereby agree as follows:

1. PURCHASE AND SALE OF THE ASSETS.

1.1. Description of Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell to the Buyer, and the Buyer will purchase from the Company, the property and assets of the Company (collectively, the “Assets”) described below in subsections (a) through (c) inclusive, specifically excluding the Excluded Assets described in Section 1.2 below, free and clear of any Encumbrance. For purposes of this Agreement, “Encumbrance” shall mean any charge, claim, community property interest, condition, equitable interest, lien, mortgage, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. The Assets to be so transferred are:

(a) All of the Company’s rights, title and interest in and to Intellectual Property (as defined in Section 3.13);

(b) The contracts as listed on Schedule 1.1(b) of the Disclosure Letter (the “Assumed Contracts”); and

1

(c) All rights, claims and causes of action held by or inuring to the benefit of the Company related to or in connection with the Assets identified in subsections (a) and (b) above or the Business.

1.2. Excluded Assets. Any assets of the Company that are not Assets shall be excluded from the assets to be sold to the Buyer hereunder (the “Excluded Assets”), including without limitation, the assets specified on Schedule 1.2 of the Disclosure Letter.

1.3. Purchase Price.

(a) The purchase price (the “Purchase Price”) which the Buyer shall pay for the Assets and in consideration of the covenants of the Company and Macri contained herein is seven million seven hundred thousand and no/100 dollars ($7,700,000), which will be paid to the Company by the Buyer in cash at Closing by wire transfer to the account designated by the Company in writing prior to Closing; and

(b) The parties agree that the Company shall be entitled to all accrued royalties with respect to the Assumed Contracts through the Closing Date, whether recorded or not or paid or not as of the Closing Date. To facilitate such royalty payments to the Company, the parties hereto agree to issue joint written instructions to the licensee under each applicable Assumed Contract within five (5) business days after the Closing Date which shall (i) advise each such licensee of the assignment of the Assumed Contract to Buyer, (ii) advise each licensee to pay royalties due for the calendar quarter ended June 30, 2006 to the Company, to the extent not yet paid, and (iii) advise each licensee to pay royalties due for the calendar quarter ending September 30, 2006 (the “Q3 Royalties”), as well as all other royalties thereafter due under the Assumed Contract, to Buyer. Following receipt of the Q3 Royalties from each licensee, Buyer shall remit to the Company an amount equal to the product of (x) the Q3 Royalties and (y) a fraction, the numerator of which is the number of days commencing on July 1, 2006 and ending on the business day immediately prior to the Closing Date, and the denominator of which is 92 days, along with copies of the royalty report received from each such licensee that supports the applicable royalty allocation. If, despite the issuance of such written instructions described herein, a licensee under an Assumed Contract pays the wrong party any royalties payable thereunder, the party that has received the royalties in error shall promptly remit such amounts to the party entitled to them pursuant to this Section 1.3(b).

1.4. Assumption of Certain Liabilities. At the Closing, the Buyer will assume the obligations of the Company under the Assumed Contracts to be performed after Closing (the “Assumed Liabilities”), but no others.

1.5. Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, the Buyer is not assuming (and the Company will satisfy and perform when due and, on the terms and subject to the conditions of Section 8, will hold the Buyer harmless with respect to)

any and all other liabilities or obligations of the Company not specifically described in Section 1.4. The liabilities and obligations retained by the Company (the “Retained Liabilities”) will include, without limitation:

(a) Any obligation or liability that is not an Assumed Liability;

(b) Any obligation or liability, known or unknown, accrued, absolute, secured or unsecured, fixed, contingent or otherwise, whether arising under an agreement or contract or otherwise, of the Company arising prior to the Closing Date;

(c) Any obligation or liability related to debt, loans or trade payables;

(d) Any obligation or liability of the Company in any way relating to the Excluded Assets, arising prior to or after the Closing Date;

(e) Any obligation or liability of the Company under this Agreement, including but not limited to any obligation or liability as a result of any breach or non-performance of the Company hereunder;

(f) Liabilities and obligations under Assumed Contracts for performance prior to the Closing; and

(g) Liabilities and obligations under that certain LLC Agreement by and among the Company, Vincent J. Macri (“VJM”), NTD Laboratories, Inc. (“NTD”), Equichem Research Institute Ltd. and Macri, made as of July 2003 (the “LLC Agreement”), whether arising prior to or after the Closing Date.

1.6. Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated to the Assets acquired by the Buyer in accordance with Schedule 1.6 of the Disclosure Letter (to be prepared by the Buyer and the Company within thirty (30) days following the Closing). Neither party shall file a tax return or take any position with a tax authority that is inconsistent with such allocation.

2. CLOSING.

2.1. Closing. The consummation of the transactions contemplated hereby will take place at the offices of the Buyer’s counsel at 875 Third Avenue, New York, New York 10022, at 10:00 a.m. (local time) on July 27, 2006 or at such time and place as shall be mutually agreed to by the parties. The date and event of closing are respectively referred to in this Agreement as the “Closing Date” and “Closing.”

2.2. Closing Obligations. At the Closing:

(a) the Company and Macri shall execute and deliver to the Buyer a Bill of Sale in substantially the form of Exhibit A and a Patent Assignment in substantially the form of Exhibit B, and shall execute and deliver to the Buyer all such other instruments and documents of conveyance and assignment, as are reasonably requested by the Buyer to vest in the Buyer title to the Assets;

(b) the Buyer, Macri and the Company shall execute and deliver to one another an Assignment and Assumption Agreement in substantially the form of Exhibit C;

(c) the Company and Macri shall deliver to the Buyer the Disclosure Letter executed by the Company and Macri to the Buyer concurrently with the execution and delivery of this Agreement;

(d) the Company and Macri shall deliver to the Buyer a certificate executed by the Company and Macri certifying that the Company and Macri have satisfied all conditions set forth in Section 6 of this Agreement which have not been waived by Buyer;

(e) the Company shall deliver to the Buyer an opinion of Jaspan Schlesinger Hoffman LLP, dated as of the Closing Date, in the form of Exhibit D attached hereto;

(f) the Buyer shall deliver to the Company a certificate executed by the Buyer certifying that the Buyer has satisfied all conditions set forth in Section 5 of this Agreement;

(g) the Buyer shall deliver to Macri and the Company a Release and Covenant Not to Sue in substantially the form of Exhibit E attached hereto; and

(h) the Buyer shall deliver to the Company the Purchase Price by wire transfer to an account or accounts specified by the Company.

2.3 Completion of Transactions. All of the transactions to be concluded at the Closing shall be deemed concluded simultaneously at 10:00 a.m. Eastern Time on the Closing Date. Unless waived, no transaction or delivery to be concluded at the Closing shall be deemed finally concluded unless and until all such transactions or deliveries are concluded.

2.4 Satisfaction of Obligations. The Buyer’s delivery of the funds via wire transfer in the amount and to the account or accounts specified in Sections 2.2(h) shall, to the extent of the funds so delivered, fully and finally discharge the obligation of the Buyer with regard to the payment to the Company of the Purchase Price.

3. REPRESENTATIONS AND WARRANTIES OF MACRI AND THE COMPANY.

Macri and the Company represent and warrant, jointly and severally, that the statements contained in this Section 3 are true and correct as of the Closing Date, except as set forth in the

Disclosure Letter attached hereto as Schedule 3 dated and delivered as of the date hereof by the Macri and the Company to Buyer (the “Disclosure Letter”). The Disclosure Letter shall be arranged in sections corresponding to each Section of this Article 3, provided, however, that once an exception has been set forth or a document listed in the Disclosure Letter, it shall be deemed disclosed and an exception to any other applicable representation or warranty.

3.1. Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of New York. The Company is duly authorized, qualified and licensed under all Applicable Laws (as defined in Section 3.10 hereof) necessary to (i) own, lease, operate or otherwise hold its Assets and (ii) operate its Business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed has not had and would not reasonably be expected to have a material adverse effect on the business, operations, assets, properties or condition, financial or otherwise, or prospects of the Company (a “Material Adverse Effect”). Macri has delivered to the Buyer true and complete copies of the organizational documents of the Company, as currently in effect.

3.2. Authorization. Each of the Company and Macri has the absolute and unrestricted right, power, authority and capacity (in the case of Macri) to enter into and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each of the Company and Macri and constitutes the legal, valid and binding obligation of it and him, as applicable, and is enforceable against each of them. Upon the execution and delivery by the Company and Macri, as applicable, of each agreement, certificate or document executed by or on behalf of the Company and Macri pursuant to this Agreement including the Disclosure Letter (collectively, the “Company’s Closing Documents”), the Company’s Closing Documents will constitute the legal, valid, and binding obligations of the Company and Macri, enforceable against the Company and Macri in accordance with their respective terms.

3.3. No Conflicts; Approvals.

(a) Neither the execution, delivery and performance of this Agreement by the Company or Macri nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in a breach of any provision of the organizational documents of the Company, (ii) result in any conflict with, breach of, or default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under or require any consent or approval which has not been obtained or waived with respect to any indenture, contract, agreement or instrument to which the Company or Macri is a party or by which any of the Assets may be bound, (iii) violate any Applicable Law or (iv) result in the imposition or creation of any Encumbrance upon or with respect to the Assets.

(b) Except as listed on Schedule 3.3(b) of the Disclosure Letter, no action, consent or approval by, or filing by the Company or Macri with any Governmental Authority, or any other Person or entity is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that with respect to consents, approvals or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the representation made in this sentence relies on the representation of the Buyer in Section 4.3(b). For purposes of this Agreement, “Governmental Authority” means (a) any government or political subdivision thereof, whether federal, state, local or foreign, (b) any agency, department, division, court, tribunal or instrumentality of any such government or political subdivision and (c) any organization having governmental, regulatory or quasi-governmental or regulatory functions.

3.4. Contracts.

(a) All contracts, whether written or oral, relating to the Assets and to which the Company is a party (the “Contracts”) are listed on Schedule 3.4(a) of the Disclosure Letter.

(b) Each Contract is in full force and effect and is valid and enforceable in accordance with its terms.

(c) Except as set forth in Schedule 3.4(c) of the Disclosure Letter, as to each Contract:

1.	the Company is in material compliance with all applicable terms and requirements of each Contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound;

2.	to the knowledge of the Company and Macri, each other Person (as defined in Section 3.11 hereof) that has or had any obligation or liability under any Contract under which the Company has or had any rights is in full compliance with all applicable terms and requirements of such Contract;

3.	to the knowledge of the Company and Macri, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company, or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

4.	the Company has not given to or received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

(e) The Contracts relating to the sale or provision of products or services by the Company have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Applicable Law.

3.5. Undisclosed Liabilities and Obligations. Except as set forth in Schedule 3.5 of the Disclosure Letter, the Company has no liabilities or obligations of any kind, whether known or unknown, whether accrued, absolute, secured or unsecured, fixed, contingent or otherwise, other than the Assumed Liabilities. There are no material claims, liabilities or obligations nor, to the knowledge of the Company or Macri, any basis for assertion against the Company of any material claim, liability or obligation, of any nature in any amount. The Company has not agreed, by contract or otherwise, to indemnify any Person or entity for or against any claims (whether for interference, intellectual property infringement, misappropriation, or other matters).

3.6. Title to and Nature of Assets. The Company has good and marketable title to all of the Assets, free and clear of any Encumbrance, and to the knowledge of Macri and the Company, the transfer of the Assets by the Company to Buyer shall not create any such Encumbrance. Except as disclosed in Schedule 3.6 to the Disclosure Letter, the Company is not restricted by any agreement or understanding with any other Person from engaging in the unrestricted use of the Assets anywhere in the world.

3.7. Financial Statements. Except as set forth on Schedule 3.7 of the Disclosure Letter, the unaudited financial statements of the Company as of and for the years ended December 31, 2003 through 2005 and the six-month period ended June 30, 2006 (collectively, the “Financial Statements”) (a) are complete and correct and were prepared in accordance with the books and records of the Company determined on a cash basis, (b) have been prepared on a cash basis and (c) fairly present the financial position of the Company as at the respective dates thereof and the results of the operations of the Company and changes in financial position for the respective periods covered thereby. A copy of the Financial Statements are attached to Schedule 3.7 of the Disclosure Letter.

3.8. Litigation. To the Company’s or Macri’s knowledge, there are no claims, actions, suits, proceedings or investigations, pending or threatened against or affecting the Assets. No notice (whether written or oral) of any claim, action, suit or proceeding, whether pending or threatened, has been received. There is no proceeding that has been commenced or threatened against the Company or Macri that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

3.9. Taxes.

(a) The Company (1) has filed on a timely basis with the appropriate authorities all returns, amended returns, declarations, reports, estimates, statements regarding Taxes (as hereinafter defined), and information returns which are or were filed or required to be filed under Applicable Law, whether on a consolidated, combined, unitary or individual basis (the “Tax Returns”) regarding any federal, state, local, foreign, or other tax, fee, levy, assessment or other governmental charge, including to the extent applicable any income, franchise, gross receipts, property, sales, use, services, value added, withholding, social security, estimated, accumulated earnings, alternative or add-on minimum, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, severance, stamp, occupancy, customs or occupation tax, and any interest, additions to tax and penalties in connection therewith (together, the “Taxes”) which are or were filed or required to be filed on or before the date of this Agreement under Applicable Law, whether on a consolidated, combined, unitary or individual basis, which Tax Returns are true, correct and complete in all respects, (2) has paid in full on a timely basis to the appropriate taxing authorities all Taxes required to have been paid by the Company, and (3) has timely and properly collected or withheld all Taxes or other amounts required to have been collected or withheld by the Company or any subsidiary.

(b) No taxing authority has asserted any adjustment, deficiency, or assessment that could result in additional Tax for which the Company is or may be liable. There is no pending audit, examination, investigation, dispute, proceeding or claim for which the Company has received notice relating to any Tax for which the Company is or may be liable. No statute of limitations with respect to any Tax for which the Company is or may be liable has been waived or extended. The Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

(c) There are no Encumbrances on any of the assets of the Company which arose in connection with any failure or asserted failure to pay any Tax, other than Encumbrances for current Taxes not yet due and payable.

3.10. Conformity with Law. The Company has conducted and is conducting the Business in compliance with all applicable presently enacted federal, state, local, municipal, foreign, international or other administrative order, law, ordinance, statute, regulation or treaty (collectively, the “Applicable Laws”) and, to the Company’s or Macri’s knowledge, is not in violation of any Applicable Laws. Except as set forth in Schedule 3.10 of the Disclosure Letter, the Company has not received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Laws.

3.11. Affiliated Transactions.

(a) Except as listed in Schedule 3.11(a) of the Disclosure Letter, the Company is not a party to or bound by any contract or arrangement with Macri or with any Affiliate of Macri or the Company, and no Affiliate of Macri or the Company owns or otherwise has any rights to or interests in the Assets. Except as listed in Schedule 3.11(a) of the Disclosure Letter, neither Macri nor the Company or any Affiliate of Macri or the Company owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company. Except as set forth in Schedule 3.11(a) of the Disclosure Letter, neither Macri nor the Company or any Affiliate of Macri or the Company is a party to any contract with, or has any claim or right against, the Company.

(b) For the purposes of this Agreement, “Affiliate” means, (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (ii) each Person who is at such time an officer or director of, or direct or indirect beneficial holder of at least 20% of the Company, (iii) the Members of the Immediate Family (x) of each officer, director or holder described in clause (ii) and (y) of the Seller and (iv) each Person of which such specified Person or an Affiliate (as defined in clauses (i) through (iii)) thereof will, directly or indirectly, beneficially own at least 20% of the equity of at such time.

(c) For purposes of this Agreement, “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

(d) For purposes of this Agreement, “Members of the Immediate Family” means, with respect to any individual, (i) such Person’s spouse, (ii) each parent, brother, sister or child of such Person or such Person’s spouse, (iii) the spouse of any Person described in clause (ii) above, (iv) each child of any Person described in clauses (i), (ii) or (iii) above, (v) each trust created solely for the benefit of one or more of the Persons described in clauses (i) through (iv) above and (vi) each custodian or guardian of any property of one or more of the Persons described in clauses (i) through (v) above in his capacity as such custodian or guardian.

3.12. Employees. There are no employees of the Company.

3.13. Intellectual Property.

(a) For the purposes of this Agreement, “Intellectual Property” means all Registered Intellectual Property.

(b) Ownership. Except as disclosed on Schedule 3.13(b) of the Disclosure Letter, the Company owns all rights, title, and interests in and to the Registered Intellectual Property free and clear of any Encumbrance.

(c) Registered Intellectual Property. Schedule 3.13(c) of the Disclosure Letter identifies all patents, patent applications, and any other form of intellectual property that is the subject of any application, registration, filing, certificate, or other document issued by, filed with, or recorded by any Governmental Authority, owned by the Company that arise from or relate to the Business as it is currently conducted (“Registered Intellectual Property”). Except as set forth on Schedule 3.13(c) of the Disclosure Letter, neither the Company nor any Affiliate of the Company, in connection with the Business or the use or ownership of the Registered Intellectual Property (i) has, to the Company’s or Macri’s knowledge, interfered with, infringed, misappropriated, or otherwise come into conflict with any patent, copyright, trade secret or other intellectual property, proprietary or contractual right of any Person, or (ii) has received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation, or violation of the intellectual property of any other Person (including any claim that the Company must license or refrain from using any intellectual property of any Person). Without limiting other representations set forth in this Agreement, except as set forth on Schedule 3.13(c) of the Disclosure Letter, with respect to each item of Registered Intellectual Property:

1. the Company is not currently paying any royalty or other license fee for its use of the Registered Intellectual Property;

2. the item is not subject to any outstanding Order. For purposes of this Agreement, “Order” means any order, writ, judgment, decree, consent decree, injunction, award, settlement agreement, stipulation, ruling or subpoena of any Governmental Authority;

3. to the Company’s or Macri’s knowledge, no claim is pending or threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

4. to the Company’s and Macri’s knowledge, all Registered Intellectual Property is in compliance with formal legal requirements (including payments of any applicable filing, examination, maintenance and other fees or taxes), and is not subject to any fees, taxes or actions coming due within ninety (90) days after the Closing Date.

(d) Licensed Intellectual Property – Outbound Licenses. Schedule 3.13(d) identifies any Intellectual Property that is the subject of a license, sublicense, agreement or permission granted by the Company to any third party (“Outbound License”). The Company has made available to the Buyer correct and complete copies of all Outbound Licenses as well as all filings and communications to or from any Governmental Authority related to the items listed on Schedule 3.13(d).

(e) Development; Confidentiality. Except as set forth on Schedule 3.13(e) of the Disclosure Letter, no Person other than the Company and its past and present employees (who at the time of the conception, creation or development were employees of the Company), have participated in the conception, creation or development of any Intellectual Property. All Persons, including all of the Company’s (or any of its predecessors or Affiliates, as applicable) past and present employees, contractors, consultants, other agents, collaborators and joint venturers who have developed or participated in the development of Intellectual Property, have executed enforceable forms of assignment and have assigned to the Company all of their rights, title and interests in and to the Intellectual Property. The Company has made available to the Buyer correct and complete copies of all such assignments. All other agreements pursuant to which a Person has agreed to not compete with the Company or has agreed to keep information regarding the Company or the Assets confidential are disclosed on Schedule 3.13(e). No employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his or her work to anyone other than the Company. The agreements referred to in the previous two sentences are collectively the “NDAs.” The Company agrees to vigorously enforce the NDAs not included in the Assumed Contracts at Buyer’s request and expense.

4. REPRESENTATIONS OF THE BUYER.

The Buyer makes the following representations and warranties to the Company, and acknowledges and confirms the Company is relying upon such representations and warranties in connection with the execution, delivery, and performance of this Agreement, notwithstanding any investigation made by the Company or on its behalf.

4.1. Due Organization. The Buyer is a corporation is duly organized, validly existing and in good standing under the laws of the Republic of Singapore, and is duly authorized, qualified and licensed under all Applicable Laws to carry on its business in the places and in the manner as now conducted except for where the failure to be so authorized, qualified or licensed has not had and would not reasonably be expected to have a material effect on the business, operations, assets, properties or condition, financial or otherwise or prospects of the Buyer.

4.2. Authorization. The Buyer has the absolute and unrestricted right, power and authority to enter into and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Buyer of this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer and is enforceable against it in accordance with its terms. Upon the execution and delivery by Buyer of each agreement, certificate or document executed by or on behalf of the Buyer and delivered pursuant to this Agreement (collectively, the “Buyer’s Closing Documents”), the Buyer’s Closing Documents will constitute the legal, valid, and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

4.3. No Conflicts; Approvals.

(a) Neither the execution, delivery and performance of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in a breach of any provision of the organizational documents of the Buyer, (ii) result in any conflict with, breach of, or default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under or require any consent or approval which has not been obtained or waived with respect to any indenture, contract, agreement or instrument to which the Buyer is a party or by which any of its properties or assets may be bound or (iii) violate any Applicable Laws.

(b) No action, consent or approval by, or filing by the Buyer (including any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder) with, any Governmental Authority or any other Person or entity is required in connection with the execution, delivery or performance by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby except any filing, consent, or approval that has been made or obtained prior to the Closing.

5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND MACRI.

The obligation of the Company and Macri to consummate the sale of the Assets and to take the other actions required to be taken by the Company and Macri at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by the Company and Macri.

5.1. Representations and Warranties; Performance of Obligations. The representations and warranties of the Buyer contained in Section 4 shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Buyer on or before the Closing shall have been complied with, performed and satisfied; and a certificate to the foregoing effect dated the Closing Date and signed by a duly authorized representative of the Buyer shall have been delivered to the Company and Macri.

5.2. Proceedings Satisfactory. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the direction of, the Buyer hereunder or incidental to its performance hereunder and all other related legal matters shall be reasonably satisfactory to the Company and its counsel.

5.3. No Litigation. No action or proceeding before a court or any other Governmental Authority shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated hereby, and no Governmental Authority shall taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

5.4. Stock Purchase. The purchase of all of the outstanding shares of capital stock of NTD shall have been consummated pursuant to a stock purchase agreement between PerkinElmer Holdings, Inc., a Massachusetts corporation, and Macri of even date herewith (the “NTD Acquisition”).

5.5. Release and Covenant Not to Sue. The Buyer shall have executed and delivered to Macri and the Company a Release and Covenant Not to Sue in substantially the form of Exhibit E.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER.

The obligation of the Buyer to consummate the purchase of the Assets and to take the other actions required to be taken by the Buyer at the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived by the Buyer.

6.1. Representations and Warranties; Performance of Obligations. The representations and warranties of the Company and Macri contained in Section 3 shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Company and Macri on or before the Closing shall have been complied with, performed and satisfied; and a certificate to the foregoing effect dated the Closing Date and signed by the Company and Macri shall have been delivered to the Buyer.

6.2. Proceedings Satisfactory. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the direction of, the Company and/or Macri hereunder or incidental to its performance hereunder, and all other related legal matters shall be reasonably satisfactory to the Buyer and its counsel.

6.3. Affiliate Transactions. The Buyer shall be satisfied that any Assumed Contract listed on Schedule 1.1(b) of the Disclosure Letter is on terms no less favorable to the Company than would be negotiated on an arm’s length basis with any party that is unrelated or not an Affiliate of the Company.

6.4. No Litigation. No action or proceeding before a court or other Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby and no Governmental Authority shall have taken any other action or made any request of the Buyer as a result of which the management of the Buyer deems it inadvisable to proceed with the transactions hereunder.

6.5. Ancillary Documents.

(a) The Company and Macri shall have executed and delivered to the Buyer a Bill of Sale in substantially the form of Exhibit A and a Patent Assignment in substantially the form of Exhibit B, and shall have executed and delivered to the Buyer all such other instruments and documents of conveyance and assignment, as are reasonably requested by the Buyer to vest in the Buyer title to the Assets;

(b) The Company and Macri shall have executed and delivered to the Buyer an Assignment and Assumption Agreement in substantially the form of Exhibit C, relating to the Assumed Contracts; and

(c) The Company and Macri shall have delivered to the Buyer each of the documents required to be delivered by or at the direction of the Company or Macri, as applicable, pursuant to Sections 2.2(d) and (e).

6.6. Consents and Approvals. Each of the consents or approvals identified in Schedule 3.3(b) of the Disclosure Letter shall have been obtained and made by the Company, and must be in full force and effect.

6.7. Stock Purchase. The NTD Acquisition shall have been consummated.

7. ADDITIONAL COVENANTS.

7.1. Further Assurances. From time to time after the Closing, at the request of a party and without further consideration, a party shall execute and deliver any further instruments and take such other action as may be reasonably requested by the requesting party to carry out the transactions contemplated hereby, including but not limited to any assignments of Registered Intellectual Property. At Buyer’s expense, the Company and Macri shall provide all cooperation reasonably requested by the Buyer in connection with any effort by the Buyer to establish, perfect, defend, or enforce its rights in or to the Assets, including executing further consistent assignments, transfers and releases. To the extent the Company cannot transfer and assign to the Buyer any of the Registered Intellectual Property, or any portion thereof, as of the Closing, then the Company will assign and transfer such Registered Intellectual Property at the first opportunity to do so. To the extent further transfer or assignment of any Registered Intellectual Property is required and the Company has not executed and returned the form of assignment reasonably requested by the Buyer to the Buyer within ten (10) business days of the delivery of such assignment to the Company at the address for notices set forth in this Agreement, then the Company hereby irrevocably appoints the Buyer as its and his attorney-in-fact with the right, authority and ability to execute and enter into such assignment on behalf of the Company. The Company stipulates and agrees that such appointment is a right coupled with an interest and will survive the incapacity or unavailability of the Company at any future time. To the extent that any Registered Intellectual Property cannot be assigned and transferred by the Company, then the Company hereby grants the Buyer an irrevocable, worldwide, fully-paid up, royalty-free license, with the right to sublicense through multiple tiers, to make, use, sell, distribute, and otherwise exploit or utilize in any manner the Registered Intellectual Property. In addition, each of the Company and Macri hereby releases, discharges, and covenants not to assert against the Buyer, and the Buyer’s Affiliates, contractors, customers, agents, representatives, assignees, licensees, partners, joint venturers, and distributors all claims, causes, obligations, rights of action, or liabilities of any kind or nature, whether now existing or hereinafter arising, and whether known or unknown arising from or relating to the Registered Intellectual Property, or any of them, provided, however, that neither the Company nor Macri releases or covenants not to assert any claim, cause, or right of action based upon the breach of this Agreement by the Buyer.

7.2. Books and Records. The Company shall maintain all of the Company’s books and records not transferred to the Buyer as part of the Assets for the period of time required by Applicable Laws and shall provide the Buyer with access to, or copies of, such books and records as the Buyer may from time to time reasonably request at Buyer’s expense.

7.3. Maintenance of Company Existence. The Company will maintain its existence and not be dissolved through the expiration or earlier termination of the LLC Agreement, provided, however, that neither Macri nor any entity in which Macri has, directly or indirectly, an ownership interest shall use the name “J.N. Macri Technologies LLC” in connection with any business purpose or commercial undertaking related to the Business. Nothing contained herein shall be deemed or construed as requiring the Company to change its current name.

7.4. Public Announcements. No party shall issue any press release or make any public announcement related to the subject matter of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld.

7.5. Assignment of Kodak Agreement. No later than one (1) business day following the Closing, Macri shall transmit to Ortho-Clinical Diagnostics, a written request for consent to assignment to Buyer of that certain Exclusive License and Development Agreement between Eastman Kodak Company and Dr. James N. Macri, effective March 1, 1994 (the “Kodak Agreement”). A copy of such written request shall be provided to Buyer at the time of such transmittal. Thereafter, Macri shall use all reasonable efforts to obtain, and shall in any event obtain, such consent to assignment within sixty (60) calendar days of the Closing Date, unless such time period is extended by agreement of the Buyer if Macri can show that he is diligently pursuing the same.

8. INDEMNIFICATION.

8.1. Survival of Representations and Warranties.

(a) Other than the Non-Surviving Representations (as defined below), the representations and warranties of the parties made in this Agreement and in the documents and certificates delivered in connection herewith shall survive the Closing and continue in full force and effect for a period of three years, except for those made by Macri and the Company related to Retained Liabilities (Section 1.5), Taxes (Section 3.9(c) only), and matters covered by Section 8.2(c) hereof, which shall survive for the period allowed under applicable statutes of limitations, as may be extended with respect to Taxes (Section 3.9(c)) only, or with respect to title to Assets (Section 3.6), forever. A claim covered by Section 8.2(d) hereof shall survive for the period allowed by the applicable statute of limitations. No claim for indemnification may be made with respect to a representation and warranty after the expiration of the applicable survival period, other than claims based on fraud.

(b) The following representations and warranties (the “Non-Surviving Representations”) shall not survive the Closing, and no claim for indemnification may be made with respect to any of such representation and warranty after the Closing, other than claims based on fraud which shall have no expiration: Due Organization (Section 3.1); No Conflicts (Section 3.3); Contracts (Section 3.4); Undisclosed Liabilities and Obligations (Section 3.5); Financial Statements (Section 3.7); Litigation (Section 3.8); Taxes (Sections 3.9 (a) and (b) only); Conformity with Law (Section 3.10); Affiliated Transactions (Section 3.11); and Employees (Section 3.12).

8.2. General Indemnification by the Company and Macri. Subject to the limitations on Macri’s and the Company’s indemnity obligations contained in Section 8.5 below, each of Macri and the Company, jointly and severally, hereby agrees to defend, protect, and hold harmless the Buyer and its Affiliates, stockholders, officers, directors, employees, agents, and representatives and their respective Affiliates, stockholders, officers, directors, employees, agents and representatives, and each of their heirs, successors, and assigns (individually, a “Buyer Indemnified Party” and, collectively, the “Buyer Indemnified Parties”) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, fines, penalties, costs, audits, expenses (including reasonable attorneys’ fees unless a Buyer Indemnified Party refuses for any reason, other than a conflict as specified in Section 8.4(b)(iv) below, to have the Indemnifying Party (as defined in Section 8.4 below) defend with the Indemnifying Party’s choice of counsel) and amounts paid in settlement (collectively “Damages”) that arise out of or result from (or from any allegation or assertion of):

(a) any inaccuracy in or breach of any representation or warranty of the Company and/or Macri set forth herein or in any certificate or other document delivered in connection herewith and any misrepresentation in connection with this Agreement or the transactions contemplated hereby;

(b) any breach or default in performance by the Company or Macri of any covenant or agreement of the Company or Macri contained in this Agreement or in any certificate or other document delivered by the Company in connection herewith;

(c) any liability or obligation of, or any claim against, the Company that is not an Assumed Liability expressly assumed by the Buyer hereunder (including, but not limited to the Retained Liabilities); and

(d) Any action or claim brought by VJM or any of his Affiliates against any Buyer Indemnified Party or in which any Buyer Indemnified Party is involved in any capacity and which relates to the Company, to NTD, to the transactions covered by this Agreement or to the NTD Acquisition, to the LLC Agreement or any other matter related to any of the foregoing.

8.3. Indemnification by the Buyer. Subject to the limitations on Buyer’s indemnity obligations contained in Section 8.6 below, the Buyer hereby indemnifies and agrees to indemnify, defend, protect and hold harmless the Company and its Affiliates, members, officers, directors, employees, agents, and representatives and their respective Affiliates, stockholders, officers, directors, employees, agents and representatives, and each of their heirs, successors, and assigns (a “Seller Indemnified Party”) from and against all Damages that arise out of or result from (or from any allegation or assertion of):

(a) any inaccuracy in or breach of any representation or warranty of the Buyer set forth herein or in any certificate or other document delivered in connection herewith and any misrepresentation in connection with this Agreement or the transactions contemplated hereby;

(b) any breach or default in performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement or in any certificate or other document delivered by it in connection herewith;

(c) any liability or obligation of, or any claim against, the Buyer that is an Assumed Liability expressly assumed by the Buyer hereunder.

(d) any claim for misrepresentation or fraud with respect to a Non-Surviving Representation made by Buyer against Seller in which Buyer fails to (i) obtain a judgment against Seller upholding such claim or (ii) enter into a settlement agreement with Seller as to such claim which provides for the payment of any Damages by Seller to the Buyer; and

(e) the use or operation of the Assets from and after the Closing Date except to the extent that such conduct or operation relates to claims or causes of action which arise out of events, facts or circumstances in existence prior to the Closing Date.

8.4. Notification of Claims.

(a) A Buyer Indemnified Party entitled to be indemnified pursuant to Section 8.2 hereof or a Seller Indemnified Party entitled to be indemnified pursuant to Section 8.3 hereof (the Buyer Indemnified Party or Seller Indemnified Party, as the case may be, the “Indemnified Party”) shall notify the party obligated to provide such indemnification pursuant to Section 8.2 or 8.3 hereof (the “Indemnifying Party”) promptly in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under Section 8.2 or 8.3 hereof, as the case may be, including, in the case of a claim or demand made against the Indemnified Party by a Person that is not a party to this Agreement (a “Third Party Claim”), provided the failure to give such notice shall not relieve the Indemnifying Party of any obligation towards the Indemnified Party, except to the extent the Indemnifying Party is prejudiced by such failure to provide such notice.

(b) The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 8.4(a). In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as:

(i)	the Indemnifying Party gives written notice to the Indemnified Party within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party undertake the defense of the Indemnified Party with or without a reservation of rights against the Indemnified Party from and against the entirety of any and all Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim,

(ii)	the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,

(iii)	the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party,

(iv)	the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim,

(v)	the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action,

(vi)	settlement of, an adverse judgment with respect to, or the Indemnifying Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers, Federal and state taxing authorities or other parties material to the conduct of its business), and

(vii)	the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim being defended by the Indemnifying Party in accordance with this Section 8.4(b); provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to the Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

8.5. Limitations on the Company’s and Macri’s Indemnification Obligations. Notwithstanding the provisions of this Section 8 to the contrary, the aggregate amount of any payments that shall be payable by the Company and Macri to the Buyer or any Buyer

Indemnified Party as a result of any claims for indemnification made hereunder shall be limited to the total sum of fifty percent (50%) of the Purchase Price (the “General Maximum Limitation”); provided, however, that neither the Company nor Macri shall have an obligation to indemnify the Buyer or any Buyer Indemnified Party with respect to any Damages except to the extent that the aggregate amount of Damages exceeds One Hundred Thousand Dollars ($100,000) (the “Basket”), and further that at such time as Damages exceed the Basket, the Company and Macri shall be liable only for each dollar of Damages commencing with and including the first dollar of Damages in excess of the Basket. Notwithstanding anything contained in this Section 8.5 to the contrary, the Basket shall not apply to (i) claims for Damages relating to the breach of the representations and warranties of Macri and the Company set forth in Section 3.13 relating to Intellectual Property, (ii) claims for Damages relating to matters covered by Section 8.2(d), (iii) claims for Damages relating to a breach of the covenants set forth in Section 1.5 relating to Retained Liabilities or to matters covered by Section 8.2(c) hereof, or (iv) claims for Damage relating to a breach of the covenant set forth in Section 7.5 relating to the assignment of the Kodak Agreement. Notwithstanding anything contained in this Section 8.5 to the contrary, neither the Basket nor the General Maximum Limitation shall apply to claims for Damages relating to the breach of any representation or warranty (including but not limited to the Non-Surviving Representations) by the Company and Macri that was actually known to be false when made or for fraud.

8.6. Limitations on Buyer’s Indemnification Obligations. Notwithstanding the provisions of this Section 8 to the contrary, the aggregate amount of any payments that shall be payable by Buyer to Macri and the Company or any Seller Indemnified Party as a result of any claims for indemnification made hereunder shall be limited to the General Maximum Limitation; provided, however, that Buyer shall have no obligation to indemnify Macri and the Company or any Seller Indemnified Party with respect to any Damages except to the extent that the aggregate amount of Damages exceeds the Basket, and further at such time as Damages exceed the Basket, the Buyer shall be liable only for each dollar of Damages commencing with and including the first dollar of Damages above the Basket. Notwithstanding anything contained in this Section 8.6 to the contrary, neither the Basket nor the General Maximum Limitation shall apply to claims for Damages relating to the breach of any representation or warranty by Buyer that was actually known to be false when made or for fraud.

9. GENERAL.

9.1. Cooperation. The Company and Macri, on the one hand, and the Buyer, on the other, shall each deliver or cause to be delivered to the other at the Closing, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. Each of Macri and the Company will cooperate, and the Company will use its best efforts to have the officers, members and employees of the Company cooperate, with the Buyer after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing.

9.2. Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns and the heirs and legal representatives of any individual party hereto. Notwithstanding the foregoing, Buyer may (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates, provided that Buyer will use reasonable efforts to provide notice to Seller of any such assignment and (ii) upon prior notice to Seller, designate one or more of its Affiliates to perform its obligations under this Agreement (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations under this Agreement). This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns and no other Person or entity shall be regarded as a third-party beneficiary of this Agreement.

9.3. Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits attached hereto) and the documents and instruments delivered pursuant hereto constitute the entire agreement and understanding among the Company, the Buyer and Macri with respect to the subject matter hereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by the Company, the Buyer and Macri.

9.4. Expenses. Each of the parties hereto will pay its own fees and expenses (including the fees and expenses of its own agents, representatives, accountants and counsel) incurred in connection with this Agreement and the transactions contemplated hereby.

9.5. Notices. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery by recognized overnight courier service for delivery on the next business day and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to the Buyer, addressed to it at:

PerkinElmer Singapore Pte Ltd

c/o PerkinElmer, Inc.

45 William Street

Wellesley, Massachusetts 02481

Attention: General Counsel

Fax: (781) 431-4115

with a copy to:

Day, Berry & Howard LLP

One International Place

Boston, Massachusetts 02110

Attention: Andrea M. Teichman, Esq.

Fax: (617) 345-4745

If to the Company or Macri, addressed to it or him at:

J.N. Macri Technologies LLC

403 Oakwood Road

Huntington Station, NY 11746

Attention: James N. Macri

Fax: (631) 425-0811

with a copy to:

Jaspan Schlesinger Hoffman LLP

300 Garden City Plaza

Garden City, NY 11530

Attention: Igor Bilewich, Esq.

Fax: (516) 393-8282

9.6. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

9.7. Exhibits and Schedules. The Disclosure Letter, Exhibits and the Schedules hereto shall be construed with and as an integral part of this Agreement to the same effect as if the contents thereof had been set forth verbatim herein.

9.8. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

9.9. Severability. In case any one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity,

illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

9.10. Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one instrument.

9.11. Jurisdiction. Each party to this Agreement, by its execution hereof, hereby:

(a) irrevocably submits to the exclusive jurisdiction of the state courts of The State of New York or the United States District Court located in the Eastern District, State of New York for the purpose of any Action (as defined below) between the parties arising in whole or in part under or in connection with this Agreement

(b) waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (other than any homestead exemption that may be available to Seller in his state of residence), that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and

(c) agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. For the purposes of this Agreement, “Action” shall mean any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

9.12. Service of Process. Each party hereby:

(a) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York State law, and

(b) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

9.13. Governing Law . This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflict of laws provisions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PERKINELMER SINGAPORE PTE LTD

/s/ John L. Healey
Name:	John L. Healy
Title:	Director

J.N. MACRI TECHNOLOGIES LLC

/s/ James N. Macri
Name:
Title:

/s/ James N. Macri
James N. Macri

Signature Page to Asset Purchase Agreement